Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

July 22, 2021

Couchbase, Inc.

3250 Olcott Street

Santa Clara, California 95054

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Couchbase, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of shares of your common stock, par value $0.00001 per share (the “Shares”), consisting of: (i) 4,120,000 shares of common stock to be issued under the 2021 Equity Incentive Plan (the “2021 Plan”); (ii) 830,000 shares of common stock to be issued under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”); (iii) 5,453,222 shares of common stock which are subject to currently outstanding stock options under the 2018 Equity Incentive Plan (the “2018 Plan”); (iv) 4,447,107 shares of common stock which are subject to currently outstanding stock options under the 2008 Equity Incentive Plan (the “2008 Plan”); and (v) 16,674 shares of common stock which are subject to a currently outstanding non-plan option award (the “Non-Plan Option” and together with the 2021 Plan, the 2021 ESPP, the 2018 Plan and the 2008 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

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Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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